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Exhibit 99 - D(ii)




                       DEUTSCHE INVESTORS PORTFOLIOS TRUST

                          INVESTMENT ADVISORY AGREEMENT

                  Agreement, made as of May 7th, 2001, between Deutsche Investors Portfolios Trust (formerly Flag Investors Portfolios Trust), a trust organized under New York law (the "Trust"), and Investment Company Capital Corp., a Maryland corporation (the "Investment Adviser"), registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

                              W I T N E S S E T H:

                  WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and consists on the date hereof of the seven sub-trusts listed on Schedule A to this Agreement (each such sub-trust, together with each other sub-trust of the Trust hereafter established by the Trustees of the Trust and made subject to this Agreement in accordance with Section 13 hereof, individually a "Portfolio" and, collectively, the "Portfolios"); and

                  WHEREAS, the Board of Trustees of the Trust desires to retain the Investment Adviser to render various investment management services to each Portfolio, and the Investment Adviser is willing to render such services;

                  NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

                  1. The Trust hereby appoints the Investment Adviser to act as investment manager to each of the Portfolios for the period and the terms set forth in this Agreement, with the understanding that it may appoint an adviser to perform certain services relating to the management of the investment operations of the Portfolios as set forth in Section 4. The Investment Adviser accepts such appointment and agrees to render or provide the services herein set forth, for the compensation herein provided as set forth in Schedule A.

                  2. The activities of the Investment Adviser or any adviser appointed hereunder shall at all times be subject to the supervision of the Trustees of the Trust.

                  3. The Investment Adviser shall manage, or appoint an adviser to manage, the investment operations of the Portfolios and the composition of each Portfolio's holdings of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with such Portfolio's investment objectives and policies as stated in the Registration Statement (as defined in paragraph 6(d) of this Agreement). The Investment Adviser, or in case it appoints an

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adviser, such adviser, shall perform such services (the person performing such services being referred to herein as the "Sub-Adviser") subject to the following understandings:

                  (a) The Sub-Adviser in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust and By-Laws of the Trust and the Registration Statement and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

                  (b) the Sub-Adviser shall use the same skill and care in the management of each Portfolio's investments as it uses in the administration of other accounts for which it has investment responsibility as agent;

                  (c) the Sub-Adviser shall determine the securities or other investments to be purchased, sold or lent by each Portfolio and as agent for each Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, including a broker affiliated with the Sub-Adviser; in placing orders with brokers and/or dealers the Sub-Adviser intends to seek best price and execution for purchases and sales; the Sub-Adviser shall also determine whether or not a Portfolio shall enter into repurchase or reverse repurchase agreements;

                  On occasions when the Sub-Adviser deems the purchase or sale of a security or other investment to be in the best interest of a Portfolio as well as other customers of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased on behalf of such Portfolio and such other customer of the Sub-Adviser in order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to a Portfolio;

                  (d) the Sub-Adviser shall maintain a set of books and records with respect to each Portfolio's securities and other investment transactions as required by the Advisers Act and other applicable laws and regulations and shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request; and

                  (e) the services of the Sub-Adviser to the Trust under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others.

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                  4. The Investment Adviser is authorized to appoint an
investment adviser to carry out the aforementioned investment operations of each Portfolio, as Sub-Adviser, on the above terms pursuant to an investment advisory contract conforming to the requirements of the 1940 Act and subject to approval of the Board of Trustees and the holders of beneficial interests in the Trust as required by the 1940 Act. Any such investment advisory contract shall provide that the Sub-Adviser is not authorized to make any business, operational or management decisions on behalf of the Trust or any Portfolio other than with respect to the investment operations and composition of a Portfolio's holdings of securities and other investments as set forth herein. The compensation of any such Sub-Adviser will be paid by the Investment Adviser.

                  Subject to the approval of the Board of Trustees and holders of beneficial interests of the Trust, to the extent required by the 1940 Act, the Investment Adviser may delegate to any company that it controls, is controlled by, or is under common control with (or to more than one such company), or to specified employees of any such companies, certain of its duties enumerated herein provided that the Investment Adviser shall continue to supervise the performance of any such company and shall regularly report thereon to the Trust's Board of Trustees.

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                  The Investment Adviser may, but shall not be under any duty to, perform services on behalf of any Portfolio which are not required by this Agreement upon the request of the Trust's Board of Trustees. Such services will be performed on behalf of such Portfolio and the Investment Adviser's charge in rendering such services may be billed monthly to the Trust, subject to examination by the Trust's independent accountants. Payment or assumption by the Investment Adviser of any Trust expense that the Investment Adviser is not required to pay or assume under this Agreement shall not relieve the Investment Adviser of any of its obligations to such Portfolio nor obligate the Investment Adviser to pay or assume any similar Portfolio's expenses on any subsequent occasions.

                  5. The Investment Adviser shall also provide certain supervisory and administrative services to the Trust, including:

                  (a) negotiating, maintaining, evaluating and coordinating contractual arrangements with third-party service providers, including, but not limited to, administrators, custodians, transfer agents, fund accounting agents, independent accountants, attorneys, printers and insurers;

                  (b) assisting the various third-party service providers retained by or for the Trust by, among other things, providing any information to such service providers as the Trustees of the Trust deem appropriate, including information concerning Portfolio performance and administration;

                  (c) reviewing agendas for and minutes of meetings of Trustees and committees of Trustees; and preparing such supporting documents for such meetings as the Trustees may request the Investment Adviser to prepare;

                  (d) arranging, if desired by the Trust, for directors, officers or employees of the Investment Adviser to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; and

                  (e) reviewing all registration statements, amendments thereto and other documents as may be required for compliance by the Trust and each Portfolio with all applicable laws and regulations and preparing such portions thereof as the Trustees of the Trust may request the Investment Adviser to prepare.

                  Notwithstanding the foregoing, the Investment Adviser shall not be deemed to have assumed any duties under this Agreement with respect to, and shall not be responsible for, functions specifically assumed by any administrator, fund accounting agent, custodian, private placement agent or transfer agent of the Trust. As to any of the

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services contemplated by this Section 5 to be provided by the Investment
Adviser, it may instead retain a third party to perform those services on its behalf and expense, subject to its supervision of such third party.

                  6. The Trust has delivered copies of each of the following documents to the Investment Adviser and will promptly notify and deliver to it all future amendments and supplements, if any:

                  (a) Declaration of Trust of the Trust (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Declaration of Trust");

                  (b) By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

                  (c) Certified resolutions of the Trustees of the Trust authorizing the appointment of the Investment Adviser and approving the form of this Agreement;

                  (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act, its Registration Statement on Form N-1A under the 1940 Act (No. 811-8375) and the Registration Statement on Form N-1A of Deutsche Funds, Inc. (No. 333-27709) under the Securities Act of 1933, as amended, and the 1940 Act, as filed with the Securities and Exchange Commission (the "Commission") on May 23, 1997, including all amendments thereto (together with the Registration Statement of the Trust, the "Registration Statement").

                  7. The Sub-Adviser shall keep the books and records required to be maintained by it pursuant to paragraph 3(e). The Investment Adviser agrees that all records which it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Portfolios by Rule 31a-2 of the Commission under the 1940 Act.

                  8. During the term of this Agreement the Investment Adviser will pay all expenses, including personnel costs and overhead, incurred by it in connection with the performance of its obligations under this Agreement other than the cost of securities and investments purchased for each Portfolio (including taxes and brokerage commissions, if any) and extraordinary expenses and shall pay the salaries of Trustees and officers of the Trust who are affiliated persons (as defined in the 1940 Act) of the Investment Adviser. The Investment Adviser shall not be required to pay expenses of any activity which is intended primarily to result in sales of shares of the Portfolio.

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          9.  For the services provided and the expenses borne pursuant to this
Agreement, each Portfolio will pay to the Investment Adviser as full compensation therefor a fee, computed daily and paid monthly in arrears, at an annual rate equal to the percentage of the average daily net assets of such Portfolio specified in Schedule A hereto.

          10. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Trust or any Portfolio in connection with the matters to which this Agreement relates, except a loss or expense resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

          11. This Agreement shall continue in effect until the date two years after its execution and shall continue in effect from year to year thereafter with respect to each Portfolio if such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust in its entirety or with respect to any Portfolio, at any time, without the payment of any penalty, by vote of a majority of all the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or such Portfolio, as the case may be, on 60 days' written notice to the Investment Adviser, or by the Investment Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

          12. The Investment Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust or any Portfolio in any way or otherwise be deemed an agent of the Trust or any Portfolio.

          13. This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Trust or, in the case of an amendment to this Agreement affecting only one or several Portfolios, a majority of the outstanding voting securities of each such Portfolio. In the event that the Trustees of the Trust establish one or more additional sub-trusts with respect to which they wish to retain the Investment Adviser to act as investment manager, the Trust and the Investment Adviser may amend Schedule A hereto to add each such sub-trust and specify the fee payable to the Investment Adviser in respect thereof, in which event such sub-trust shall

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become subject to the provisions of this Agreement and be deemed a "Portfolio"
hereunder to the same extent as the existing Portfolios, except to the extent that such provisions may be modified with respect to any additional Portfolio in writing by the Trust and the Investment Adviser at the time of the addition of the Portfolio.

          14. Notices of any kind to be given to the Investment Adviser by the Trust shall be in writing and shall be duly given if mailed or delivered to the Investment Adviser at One South Street, Baltimore, Maryland 21202, Attention:
President, or at such other address or to such other individual as shall be specified by the Investment Adviser to the Trust. Notices of any kind to be given to the Trust by the Investment Adviser shall be in writing and shall be duly given if mailed or delivered to the Trust at Cardinal Avenue, Grand Cayman, Cayman Islands, BWI or at such other address or to such other individual as shall be specified by the Trust to the Investment Adviser.

          15. The Trustees of the Trust have authorized the execution of this Agreement in their capacity as Trustees and not individually and the Investment Adviser agrees that neither the holders of interests in the Trust nor the Trustees nor any officer, employee, representative or agent of the Trust shall be personally liable upon, or shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust or any Portfolio, that the interest holders of the Portfolios and the trustees, officers, employees, representatives and agents of the Trust shall not be personally liable hereunder, and that the Investment Adviser shall look solely to the property of the Trust for the satisfaction of any claim hereunder.


          16. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

          17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

                                    DEUTSCHE INVESTORS PORTFOLIOS TRUST


                                    By:    /s/ Amy M. Olmert
                                           -----------------
                                           Amy M. Olmert

                                    Title: Secretary

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                                    INVESTMENT COMPANY CAPITAL CORP.


                                    By:    /s/ Edward J. Veilleux
                                           ------------------------
                                           Edward J. Veilleux

                                    Title: Executive Vice President

                                       -18-

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                                   Schedule A
                                   ----------

                                                      Fee (annualized
                                                       % of average
Portfolio                                            daily net assets)
---------                                            -----------------
Top 50 World Portfolio                                     1.00%

Top 50 Europe Portfolio                                    1.00%

Top 50 Asia Portfolio                                      1.00%

Top 50 US Portfolio                                        0.85%

European Mid-Cap Portfolio                                 0.85%

Japanese Equity Portfolio                                  0.85%




Mfld/contracts/Deutsche Investors Portfolios Trust/Advisory Agreement 5-7-01


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